1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
(504) 582-4203

McMoRan Exploration Co.
Updates Activities at Davy Jones No. 1

NEW ORLEANS, LA, July 30, 2012 – McMoRan Exploration Co. (NYSE: MMR) today provided an update on the Davy Jones No. 1 workover currently in progress on South Marsh Island Block 230.  As previously reported McMoRan successfully perforated 165 feet of Wilcox sands and on July 13 commenced operations to run production tubing.  Prior to removing the blow out preventer and installing the production tree, McMoRan performed a routine pressure test on the seal system, which indicated that the seal assembly located at approximately 16,400 feet needed to be replaced.  McMoRan believes the seal assembly was impacted by the increased use of high density mud used in operations designed to suppress flow in the well.  Once the well is stable, McMoRan plans to install a production packer above a new seal assembly (see revised well bore schematic attached) which would enable a double seal completion.  As a result, the flow test previously anticipated during the week of July 30 is now expected to be conducted during the month of August 2012.

James R. Moffett, Co-Chairman, President and CEO of McMoRan, said: “In our efforts to unlock “Davy Jones’ Locker”, we encountered flow in the well prior to setting all of the production tubing.  To address this, we have modified our original design to include a double seal which should allow us to achieve a measurable flow test and bring the well on production safely.  While we are disappointed by the delay, we are encouraged by the well’s attempts to flow.   We look forward to obtaining results from the measurable flow test as soon as possible to determine the potential of the first shallow water, ultra-deep sub-salt completion on the Gulf of Mexico Shelf.”

As previously reported, McMoRan has drilled two successful ultra-deep sub-salt wells in the Davy Jones field. The Davy Jones No. 1 well logged 200 net feet of pay in multiple Wilcox sands, which were all full to base. The Davy Jones offset appraisal well (Davy Jones No. 2), which is located two and a half miles southwest of Davy Jones No. 1, confirmed 120 net feet of pay in multiple Wilcox sands, indicating continuity across the major structural features of the Davy Jones prospect, and also encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections.

Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres). McMoRan is the operator and holds a 63.4 percent working interest and a 50.2 percent net revenue interest in Davy Jones. Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), JX Nippon Oil Exploration (Gulf) Limited (12%) and Moncrief Offshore LLC (8.8%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities and costs, capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, anticipated and potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

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